Exhibit 24

                                   POWER OF ATTORNEY
                                   -----------------


               KNOW ALL MEN BY THESE PRESENTS that each of the undersigned does hereby nominate, constitute and appoint Lynn Chipperfield and David P. Howard, or either of them, as his agent and attorney-in-fact, in his or her name to execute on behalf of the undersigned a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration under said Act of shares of Common Stock of Furniture Brands International, Inc. (the "Company") to be issued pursuant to grants made under the 1999 Long-Term Incentive Plan, the authority herein given to include execution of amendments to any part of such Registration Statement and generally to do and perform all things necessary to be done in the premises as fully and effectively in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF this Power of Attorney has been executed in counterparts by individuals listed below as of the 28th day of May, 1999.




          W.G. Holliman                          Lee Liberman
          ---------------------                  ----------------------
          W.G. Holliman                          Lee Liberman



          Katherine Button Bell                  Richard B. Loynd
          ----------------------                 -----------------------
          Katherine Button Bell                  Richard B. Loynd


          Bruce A. Karsh                         Malcom Portera
          ----------------------                 -----------------------
          Bruce A. Karsh                         Malcom Portera



          Donald E. Lasater                      Albert E. Suter
          ----------------------                 -----------------------
          Donald E. Lasater                      Albert E. Suter